Exhibit 4.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference made to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the Prospectus and to the use of our report dated December 11, 2012, in this Registration Statement (Form S-6 No. 333-184806) of Smart Trust, Enhanced Value II Trust, Series 6.

/s/ Grant Thornton LLP

Grant Thornton LLP

Chicago, Illinois

December 11, 2012